U. S. Securities and Exchange Commission
                    Washington, D. C. 20549


                            Form 8-K

                         CURRENT REPORT


                PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report(Date of earliest event reported):
                         July 22, 1998



                    SDC International, Inc.
     (Exact name of registrant as specified in its charter)


        Delaware             0-27520            75-2583767
    (State or other        (Commission       (I.R.S. Employer
    jurisdiction of         File Number)     Identification No.)
    incorporation or
    organization)

                    2065 Montgomery Street
                    Ft. Worth, Texas                    76107
          (Address of principal executive offices)    (Zip code)



                Issuer's telephone number (561) 882-9300


                            Not Applicable
             (Former name and former address, if changed
                           since last report)

      ITEM 5.  Other Events.


    On July 22, 1998, SDC International, Inc., ("SDC") issued a press release announcing the signing of two agreements which, together, provide for its acquisition of controlling interest in Czech Republic truck manufacturer, TATRA, a.s. A copy of the press release is filed as Exhibit 99.1under
    Item 7 (c).


    Any and all estimates of cost savings, synergies, projected earnings and share calculations, and pro forma financial information included in the Exhibits hereto are "forward-looking" and inherently subject to significant uncertainties and contingencies, many of which are beyond Registrant's and Tatra's control, including: (a) future economic conditions in the markets in which Registrant and Tatra operate; (b) financial market conditions; (c) inflation and currency exchange rates; (d) changing competition and the effects of new and increased competition in the areas served by Registrant and Tatra; (e) changes in the economic regulatory climate in the countries in which Registrant and Tatra sell their products; (f) labor uncertainties and Registrant's and Tatra's ability to implement anticipated labor savings; (g) unanticipated environmental and other situations relating to Tatra's assets; (h) adverse changes in applicable laws, regulations or rules governing environmental, tax or accounting matters. There can be no assurance that the estimated savings, synergies, projected earnings and share valuations, or pro forma financial information may vary materially from those estimates. The inclusion of such estimates herein should not be regarded as an indication or affirmation that Registrant or Tatra or any other party considers such estimates an accurate prediction of future events.

    ITEM 7.  Financial Statements

        (a) Financial Statements of Business Acquired.

         Financial statements required to be filed with respect to the Company's acquisition will be filed by amendment of the Company's Current Report within sixty days of the date of this report by amendment of the Company's 8-K.

        (c)  Exhibits

    99.1      Text of press release issued by SDC on July
              22,1998 with Background Information Sheets

                              SIGNATURE


         In accordance with Section 13 or 15 (d) of the Exchange
    Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                 SDC International, Inc.
                                  (Registrant)




    Date:  July 22, 1998         By:/s/Ronald A. Adams
                                    Ronald A. Adams, Chairman
                                    and Chief Executive Officer




                                 E-1

                            Exhibit Index

    Exhibit
    Number
    System         Description

    99.1           Text of press release issued by SDC on July
                   22, 1998

                               Exhibit 99.1
                         SDC International, Inc.

    Manufacturing, Trade and Finance
    for Emerging Global Markets

                      FOR IMMEDIATE RELEASE

    Information contact:   SDC International, Inc.
                           Ronald A. Adams, Chairman
                           Telephone   561-882-9300
                           Facsimile   561-882-9310
                           EMail   SDC@USA.NET



    SDC to Acquire Prized Czech Truck Manufacturer

    July 22, 1998

    Palm Beach, Florida............In what would create the
    largest Czech Republic industrial operation to be majority-owned by an American company, SDC International, Inc.,
    (SDCN) today announced the signing of two agreements providing for SDC's acquisition of the 100 year-old Czech
    truck manufacturer, Tatra, a.s.    SDC International, Inc.
    is a publicly owned US-based company established to market, sell, and finance high quality Eastern and Central European industrial products such as diesel generators, cogeneration equipment, on-road and off-road trucks, tractors, and other transport equipment.

    SDC has executed an agreement for acquisition of 43.5% of the outstanding shares of Tatra from the Czech engineering giant SKODA, a.s.. A second agreement with the largest commercial bank in the Czech Republic, KOMERCNI BANKA, provides for SDC's discounted acquisition of the Bank's senior secured 2.8 billion Czech koruna ($90 million US) loan to Tatra. SDC will pay US$30 million for the senior secured loan. Closing of SDC's acquisition of Tatra stock and senior debt is scheduled for September 30th, pending appropriate due diligence reviews and financing matters.

    Upon closing the acquisition, SDC will become one of the few NASD Bulletin Board stocks to attain the growth which should enable it to immediately qualify for larger US exchanges. According to Tatra's consolidated audit report certified by Ernst & Young, Tatra's revenues for 1997 were about US$290 million, with about US$230 million in assets. Tatra employs
    over 7500 employees.   If SDC fully converts the bank debts
    of Tatra into equity, Tatra would have a book value of about US $100 million, of which SDC could have up to 84% of the outstanding shares, giving SDC's stock a US$ 15-18 book value per share. Tatra would currently contribute at least $1.00 earnings to each SDC share.

    SDC Chairman, Ronald A. Adams, said "the most exciting aspect of the acquisition is working with Tatra to help them take advantage of the company's vast earnings potential by managing and marketing improvements and by the injection of
    capital."   He added, "despite the 'handcuffs' caused by
    former state ownership and capital restrictions, Tatra, after serious losses in prior years, seems to have turned the corner. 1997 profits were US$2 million and were also
    US$2 million for the first quarter of 1998.   The
    disintegration of the company's markets caused by the fall of communism choked Tatra's earnings for many years. We want to lift the yoke."

    SDC plans to increase earnings per share by infusing capital for raw material and component inventories, thereby increasing efficiency and output. New marketing and sales programs along with Tatra's first-ever leasing program will be introduced to modernize and revitalize this sleeping giant. Additionally, the Tatra labor union's recent approval to reduce the workforce by 20% will, also, provide a substantial increase in earnings.

    SDC International is traded on the NASD Bulletin Board under the symbol "SDCN". The Company completed an 8-K filing with the Securities and Exchange Commission today regarding the acquisition agreements.



    Note: Any and all estimates of cost savings, synergies, projected earnings and share valuations, and pro forma financial information included herein are "forward-looking" and inherently subject to significant uncertainties and contingencies, many of which are beyond SDC's and Tatra's control, including: (a) future economic conditions in the markets in which SDC and Tatra operate; (b) financial market conditions; (c) inflation and currency exchange rates; (d) changing competition and effects of new and increased competition in the areas served by SDC and Tatra; (e) changes in the economic regulatory climate in the countries in which SDC and Tatra sell their products; (f) labor uncertainties and SDC's and Tatra's ability to implement anticipated labor savings; (g) unanticipated environmental and other situations relating to Tatra's assets; (h) adverse changes in laws, regulations or rules governing environmental, tax or accounting matters. There can be no assurance that the estimated savings, synergies, projected earnings and share valuations or pro forma financial information will not vary materially from those estimates. The inclusion of such estimates herein should not be regarded as an indication or affirmation that SDC or Tatra or any other party considers such estimates an accurate prediction of future events.


    End of release

    Complete background information sheets are immediately available upon request.





    BACKGROUND INFORMATION SHEETS FOR PRESS RELEASE

    Press Release Title:
    SDC to Acquire Prized Czech Truck Manufacturer
    Press Release Date: July 22, 1998

    Background Information:
    Palm Beach, Florida............In what will create perhaps the largest Czech Republic industrial operation to be majority-owned by an American company, SDC International, Inc., (SDCN) today announced the signing of two significant agreements. The first provides for SDC's acquisition of 43.5% of the outstanding shares of 100 year-old Czech truck manufacturer, TATRA, a.s., from the Czech engineering giant SKODA, a.s. SDC has simultaneously executed an agreement providing for SDC's discounted acquisition of the senior secured 2.8 billion Czech koruna (90 million US dollar) loan to Tatra from KOMERCNI BANKA, the largest commercial bank in the Czech Republic.

            Tatra is considered to be a strategic industrial complex and by many a crown jewel of the Czech Republic. SDC will become one of very few NASD Bulletin Board stocks to attain the growth which should enable it to immediately qualify for larger U.S. exchanges.

            Tatra's revenues for 1997 were about US$290 million, according to Tatra's audit report, certified by Ernst & Young. Tatra has over US$230 million in assets and it employs over 7,500 workers. If SDC fully converts the bank debts of Tatra into equity, Tatra will have a book value of about US$100 million and SDC can own up to 84% of the issued and outstanding Tatra shares. This holding alone will give SDC a book value of US$15-18 per share. SDC's Chairman Ronald A. Adams states that "SDC has been able to arrange this acquisition because of our unique position among American companies in the Czech Republic and due to the unique circumstances of Tatra's heavy debt, which primarily remains from the Communist period. This acquisition is also beneficial to the bank, which must "clean up" its loan portfolio in preparation for the pending privatization of the major Czech banks."

            The first agreement, by which SDC obtained the 43.5% interest in Tatra held by Czech engineering giant SKODA, provides for a purchase price of approximately US$13.6 million. The second agreement, by which SDC will acquire Tatra's US$85-90 million-equivalent senior secured debt from Komercni Banka, provides for a purchase price of US$30 million. Both agreements are scheduled to close on September 30th, subject to SDC's satisfaction with the results of the due diligence review. Tatra's audited financial statements have been certified for the past four years by Ernst & Young. Deloitte & Touche has been separately engaged by SDC to provide due diligence review of Tatra's accounting, management and tax matters. In addition, Deloitte & Touche will assist in the preparation of SDC's post-acquisition strategic plan for Tatra. The international law firm Baker & McKenzie, in both the U.S. and Czech Republic, has been retained to complete all other due diligence and securities-related matters.

            Komercni Banka, with US$ 14 billion in assets, is the largest commercial bank in the Czech Republic and is one of the largest banks within Central and Eastern Europe. Recently, its shareholders, which include the government of Czech Republic as a 49% owner, appointed a new board of directors to improve its performance after profits tumbled last year. The government presently plans to sell its stake in the bank to outside investors in order to provide the bank with access to new capital and know-how. In a June 18th Merrill Lynch Capital Markets report on the Czech banking industry, Merrill Lynch stated "we view today's announcement by the CNB of strict new requirements on banks' provisioning for loss loans as a very positive development that will force the banks to address their huge problem loan portfolios by end 2000." On the same day, Credit Suisse First Boston maintained a "buy" recommendation on Komercni because CSFB continues to believe that the government will use a loan bailout strategy to "maximize its privatization revenues". According to SDC, this banking situation is precisely part of the reason for the opportunity afforded SDC by this acquisition.

        Tatra's history extends back to 1850 when it was founded as a carriage and buggy business. As a result of military orders during both World Wars, the Tatra factory became a designer and manufacturer of dependable trucks uniquely engineered for both on-road and off-road use. Today, the firm's core product is a truck particularly dependable in off-road, rough terrain and severe climate conditions. According to a preliminary Deloitte & Touche due diligence memorandum, "the product has a reputation for its rugged quality as is evidenced by the fact that Tatra has four times won the acclaimed Paris-Dakar Rallye, the defining test of off-road vehicle quality". According to the Deloitte & Touche memorandum, "Tatra has financial and control systems with standards that are superior to those practiced in Central Europe, as well as a highly skilled management. Tatra has the capacity to produce in excess of 10,000 vehicles per year." Tatra moved back into the black in 1997 after suffering losses beginning shortly after the 1989 fall of Communism and the resulting disintegration of its captive markets.

        Next week, in culmination of nearly two years' planning, a special Tatra "LIWA Wildfire-fighting Vehicle" will be reviewed by the U.S. government at the Nevada Automotive Test Center. The event will be in conjunction with American transmission builder Twin Disc, of Racine, Wisconsin. Twin Disc's transmissions have recently been installed with a German Deutz diesel engine in hundreds of Tatra's LIWA military vehicles SDC's Chairman Ronald Adams will be on hand for the test-site demonstration. "We expect to see one of the most sophisticated and most capable all-terrain firefighting vehicles under very grueling conditions," Adams predicts. The Twin Disc transmission is an impressive electronically controlled, fully automated system perfect for this type of application. "Tatra expects to do substantial business with companies such as Twin Disc once the need and old idea of purchasing components only from Central and East European suppliers is overcome," Adams states.

        Today, Tatra trucks have two basic market applications: civilian and military. Last year, Tatra's non-military sales accounted for 68% of total Tatra sales. Divided into five geographical areas, non-military sales were 37% in Czech and Slovakia, 37% in China and the Americas, 17% in Russia and the CIS, 7% in Europe and about 2% in Africa and the Middle East. Military sales consisted mainly of a number of large orders for Tatra's LIWA vehicle from the United Arab Emirates, after Tatra won a competition against Mercedes Benz for the orders.

        Once SDC's acquisition of Tatra is completed, SDC expects to increase the profitability through management and marketing improvements and as a result of the injection of new capital. For the first time since the end of the cold war, Tatra was able to show a 1997 profit of just over US$2 million. SDC Chairman Adams expects Tatra to gain further increases in profitability through a number of measures.

         First, SDC's new injections of capital will be directed to raw material and component inventories which in the past have been sporadic at best. A stable supply of raw materials and supplies are expected to increase efficiency and output, resulting in rapid improvement in the overall bottom line. Because of the uncertain supplies, Tatra has not been able to maintain an adequate inventory of completed trucks. SDC plans to use some of the new capital to establish an inventory of finished trucks.

        Second, as a major step in improving productivity and efficiency, a 20% reduction in the labor force is planned and has already been accepted by the workers' union.

         Third, in what may be the most important addition for Tatra, SDC plans to establish the first leasing and financing program for Tatra trucks. Mr. Adams believes that only about 15% of the truck market worldwide is on a cash sales basis. "Since Tatra was able to create US$290 million in revenue on cash sales only, we expect that with the new leasing and financing programs, Tatra should be able to reach several times its current levels. Not coincidentally, such levels would be in line with its past capacity and in line with existing Tatra capabilities defined in the preliminary Deloitte & Touche memorandum to SDC."

         Fourth, SDC plans to bring a core group of advisors to Tatra. These advisors will be selected by SDC and will work with Milota Srkal, the Czech-born President of SDC. SDC does not plan wholesale replacement of the present Tatra management, engineering or workforce, but does plan a number of steps necessary to enhance Tatra.

        Although SDC has had for several months a likely financing source for the acquisition, it is currently in
    discussions with institutional investors.   SDC believes
    that an institutional partner should be capable of a larger long-term relationship because SDC's growth plans merit larger amounts of capital than the 50-60 million planned for the Tatra project. Adams stated "this is a very unique opportunity for SDC and its shareholders, and we know that it can be a very attractive situation for institutional investors whose mission is similar to ours."

        Although SDC expects no major roadblocks to completion of the acquisition, the deal remains contingent upon successful completion of the due diligence review by SDC, Deloitte & Touche, and Baker & MacKenzie. SDC has known Tatra and its management for several years and expects to find no substantial skeletons in their closets. Another possible impediment could arise from irreconcilable conflicts between Czech and U.S. business law. By working with international accounting firms, Deloitte & Touche and Ernst & Young, and with the global law firm Baker & McKenzie, SDC believes that a solution will be found to any such problems. The closing is scheduled for September 30, barring any unforeseen difficulties.

       SDC International, Inc., is a US-based company originally established to market, sell, and finance high-quality Eastern and Central European industrial products such as diesel generators, cogeneration equipment, on-road and off-road trucks, tractors, and other transport equipment. SDC became a public company almost upon its founding, and as a result has gained acceptance in Central and Eastern Europe as a credible, SEC-reporting American entity. SDC offers itself as the vehicle of choice for establishing financial relationships for major industrial producers of its target region.


    End of background information sheets